UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): July 24, 2009

SMITH INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-8514	95-3822631
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
1310 Rankin Road, Houston, Texas 77073
(Address of principal executive offices) (Zip Code)
(281) 433-3370
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.
     On March 9, 2009, Smith International, Inc., a Delaware corporation (the “Company”), entered into a $525.0 million term loan (“Term Loan”) with a group of financial institutions (the “Lenders”). On July 24, 2009, the Company allowed all commitments under the Term Loan to expire and entered into a new $375.0 million revolving credit facility (“Facility”) with the Lenders. Borrowings under the 364-day Facility, which is currently undrawn, are unsecured and bear interest at the rates specified in the accompanying Credit Agreement. The Credit Agreement contains customary terms, including leverage ratio covenants and events of default.
     The foregoing description does not purport to be complete and is qualified in its entirety by reference to the full text of the Credit Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference herein.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
     Reference is made to the disclosure set forth under Item 1.01 of this report, which disclosure is incorporated into this Item 2.03 by reference.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits

Exhibit Number	Description
10.1	Credit Agreement, dated as of July 24, 2009, among Smith International, Inc., the Lenders from time to time party thereto, and DNB NOR Bank ASA, as administrative agent, Wells Fargo Bank, N.A., as syndication agent, Calyon New York Branch, as senior managing agent, and DNB NOR Bank ASA and Wells Fargo Securities, LLC as co-lead arrangers and joint bookrunners.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 27, 2009	SMITH INTERNATIONAL, INC.
	By:	/s/ RICHARD E. CHANDLER, JR.
		Name:	Richard E. Chandler, Jr.
		Title:	Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Description
10.1	Credit Agreement, dated as of July 24, 2009, among Smith International, Inc., the Lenders from time to time party thereto, and DNB NOR Bank ASA, as administrative agent, Wells Fargo Bank, N.A., as syndication agent, Calyon New York Branch, as senior managing agent, and DNB NOR Bank ASA and Wells Fargo Securities, LLC as co-lead arrangers and joint bookrunners.